As Filed With the Securities and Exchange Commission on ______________, 2008

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARIBBEAN VILLA CATERING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

2000

(Primary Standard Industrial Classification Code Number)

45-0557179

(I.R.S. Employer Identification No.)

38 Playa Laguna

Sosua, Dominican Republic

(809) 571-3363

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Empire Stock Transfer, Inc.

2470 Saint Rose Parkway, Suite 304

Henderson, NV 89074

Telephone: (702) 818-5898

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Roxanne K. Beilly, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Blvd., N.W., Suite 210

Boca Raton, Florida 33431

Telephone: (561) 362-9595

Facsimile: (561) 362-9612

As soon as possible following the effective date of the registration statement

(Approximate Date of Commencement of Proposed Sale to the Public)

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common stock, par value $.001 per share	520,000	$0.25	$130,000	$5.11
Total amount of Registration Fee				$5.11

________________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

(2)

Estimated solely for the purpose of calculating the registration fee.

Caribbean Villa Catering Corporation hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Caribbean Villa Catering Corporation shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated June __, 2008

Preliminary Prospectus

Caribbean Villa Catering Corporation

520,000 Shares of Common Stock

This prospectus covers the resale of an aggregate of 520,000 outstanding shares of our common stock being offered by certain selling security holders. We will not receive any of the proceeds from the sale of shares made by the selling security holders.

There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the Over-the-Counter Bulletin Board or that, if approved, any meaningful market for our common stock will ever develop.  The selling security holders may offer and sell their shares of common stock covered by this Prospectus at a fixed price of $.25 per share.  However, if our shares become quoted on the Over-The-Counter Bulletin Board sales will be made at prevailing market prices or privately negotiated prices.

For a description of the plan of distribution of these shares, please see page 21 of this prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING AT PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2008.

PROSPECTUS SUMMARY

Because this is a summary, it does not contain all the information about us that may be important to you and that you should consider in making your investment decision. To understand this offering fully, you should read this summary together with the additional detailed information included elsewhere in this prospectus, or incorporated by reference into this prospectus, including the financial statements and related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

As more fully described elsewhere in this prospectus, we have incorporated certain reports and other information we previously filed with the SEC into this prospectus,  To the extent that this prospectus includes information as of a later date than the information incorporated by reference, the information in this prospectus shall update and supersede such previous filed information.

Our Company

We are a recently formed, development stage company.  Our business plan is to provide high-end catering services using our gourmet Chef and his developed menus to private residences (villas), corporate offices and function service providers in the locale of the north coast of the Dominican Republic, a luxury tourist destination.

Corporate Information

We were incorporated under the laws of the state of Nevada on March 9, 2007. Our executive offices are located at 38 Playa Laguna, Sosua, Dominican Republic. Our telephone number is (809) 571-3363; our facsimile number is (809) 571-4024. Unless otherwise indicated, references in this prospectus to “CVCC,” “we,” “us” and “our” are to Caribbean Villa Catering Corporation.

The Offering

This prospectus relates to resale of an aggregate of 520,000 outstanding shares of our common stock by the selling security holders.  We will not receive any proceeds from the sale of the shares by the selling security holders.  The shares being offered for resale include:

•

340,000 shares issued pursuant to a private placement of securities in November and December 2007, and

•

180,000 shares issued to and owned by our management.

Common Stock

Number Outstanding Prior to Offering:	As of the date of this prospectus, 1,240,000 shares of our common stock are outstanding.

Number Outstanding Following the Offering:	1,240,000 shares of our common stock will be outstanding.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information has been derived from our financial statements appearing elsewhere in this prospectus.

Selected Income Statement Data:

	Three months ended March 31, 2008 (unaudited)	Period from Inception (March 9, 2007) to December 31, 2007

Revenue	$ 0	$ 0
Total operating expenses	34,375	3,958
Net (loss)	$(34,375)	$(3,958)

Selected Balance Sheet Data:

	March 31, 2008	December 31, 2007
	(unaudited)
Working capital	$65,408	$99,783
Cash	$65,408	$106,038
Total assets	$69,167	$109,797
Notes payable - related party	$ 0	$ 6,255
Total current liabilities	$ 0	$ 6,255
Stockholders' equity	$69,167	$103,542

CAUTIONARY STATEMENT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors - many beyond our control - that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this registration statement or in any other public statements we make may turn out to be wrong.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

•

our failure to achieve significant revenues;

•

our ability to procure additional funding;

•

an adverse change in foreign currency exchange rates;

•

our dependence on our key executives;

•

volatility in the market, if a market ever develops, for shares of our common stock;

•

our ability to pay dividends on common stock under Nevada law;

•

the effect of economic conditions generally; and

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

RISK FACTORS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and documents incorporated by reference into this prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.. This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to Our Financial Condition and Business

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO HISTORY OF OPERATIONS.  WE MAY NEVER GENERATE ANY SIGNIFICANT REVENUES OR PROFIT AND IT IS POSSIBLE THAT OUR BUSINESS WILL FAIL.

We are a development stage company with a limited operating history upon which an evaluation of management's performance and our future prospects can be made.  Our business plan involves operations in a highly competitive industry with few barriers to entry and our working capital, including the funds available to market our services, is limited.  There are no assurances whatsoever that we will ever successfully implement our business plan, generate any significant revenues, attain profitability or positive cash flow from operating activities.  In addition, following the date of this prospectus we will become subject to the reporting requirements of the Securities Exchange Act of 1934 with respect to quarterly, annual and other reports to be filed with the SEC.  These reporting obligations will require us to spend significant amounts on audit and other professional fees, particularly because all of our operations will be located in the Dominican Republic.  Because of our limited capital resources we may be unable to meet our working capital requirements which would have a material adverse effect on our business, financial condition and results of operations.  We are subject to all the risks inherent in a start-up enterprise.  Our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

OUR AUDITORS HAVE EXPRESSED CONCERN ABOUT OUR ABILITY TO CONTINUE AS GOING CONCERN.  IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN YOU WILL LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

We have never generated any revenue and have incurred net losses of approximately $38,000 since inception in March 2007 through March 31, 2008.  Our current operations are not an adequate source of cash to fund our current operations.  Since inception we have relied on funds from loans our principals as well as funds raised from the sale of our securities to provide sufficient cash to operate our business. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and to generate profitable operations in the future.

While we believe our current working capital is sufficient to fund our operations for the next 12 months, should we need additional capital we plan to provide for our capital requirements through the sale of equity securities.  However, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed.  There are no assurances that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due or generate positive operating results.  If we are unable to generate revenues and profits in sufficient amounts to fund our operating expenses, and if we are unable to obtain additional capital as needed, it is possible that we would be required to curtail some or all of our planned operations, in which event you could lose your entire investment in our company.

WE FACE INTENSE COMPETITION IN OUR TARGET BUSINESS WHICH COULD PREVENT US FROM GENERATING ANY REVENUE OR FROM EVER ACHIEVING PROFITABILITY.

The catering industry is highly competitive with respect to price and service.  In the Dominican Republic there are numerous competitors, many of which are well-established, and most of whom possess substantially greater financial, marketing, personnel and other resources than we do.  There can be no assurance that we will be able to respond to various competitive factors affecting the catering industry.  The catering industry is also generally affected by changes in client preferences, national, regional and local economic conditions and demographic trends.  In addition, factors such as inflation, increased labor and employee benefit costs and a lack of availability of employees may also adversely affect our industry in general and our operations in particular.  We cannot guarantee that we will be able to successfully compete in which event our ability to continue our operations will be in jeopardy.

OUR OPERATIONS WILL BE SUSCEPTIBLE TO CHANGES IN FOOD AND SUPPLY COSTS, WHICH COULD ADVERSELY AFFECT OUR MARGINS.

Our profitability will depend, in part, on our ability to anticipate and react to changes in food and supply costs.  Most areas of the world are presently experiencing a significant rise in food costs.  Given the small size of our company and our desire to provide fresh, innovative cuisine to our customers, we will be particularly susceptible to regional increases in food prices in the Dominican Republic. Further, various factors beyond our control, including adverse weather conditions and governmental regulations, could cause our food and supply costs to increase. We may not be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices in a timely fashion and as a result of competitive factors we may be unable to pass along any increased food and supply costs to our customers. A failure to do so could adversely affect our operating results and cash flows.

OUR RESULTS OF OPERATIONS MAY BE MATERIALLY ADVERSELY AFFECTED BY THE FLUCTUATION OF THE DOMINICAN PESO.  THESE NON-CASH GAINS MAY MATERIALLY IMPACT OUR COMPREHENSIVE INCOME IN FUTURE PERIODS.

Because all of our revenues and operations will occur in the Dominican Republic, our functional currency will be the Dominican peso.  Based upon the exchange rate on April 30, 2008, one Dominican peso was equal to $0.0296 U.S. dollars.  Our financial statements will be translated and presented in U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  It is possible that we will report significant non-cash net gains resulting from foreign exchange transactions which may have a significant effect on our financial statements and could result in the offsetting of operational losses by comprehensive gains.  These currency gains, however, if report are non-cash and will not effect our liquidity in future periods.

STOCKHOLDERS MAY NOT BE ABLE TO ENFORCE CLAIMS IN THE DOMINICAN REPUBLIC BASED ON U.S. LAWS.

Notwithstanding that we are a Nevada corporation, all of our directors and officers reside outside of the United States and all of our assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon us or these other persons to enforce judgments obtained against us or against them in United States courts predicated upon the civil liability provisions of the United States federal securities laws, other federal laws of the United States or laws of the individual states of the United States.  No treaty currently exists between the United States and the Dominican Republic providing for reciprocal enforcement of foreign judgments.  Accordingly, there is doubt as to:

•

the ability of a plaintiff to bring an original action in a Dominican court which is predicated solely upon the United States securities laws, other federal laws of the United States or laws of the individual states of the United States, and

•

the enforceability in Dominican courts of judgments of United States courts obtained in actions predicated upon civil liability provisions of the United States federal securities laws, other federal laws of the United States or laws of the individual states of the United States.

The enforceability of actions brought in Dominican courts of liabilities predicated on U.S. laws would require compliance with certain procedures, including the validation by Dominican courts of decisions rendered by United States courts.  Compliance with such procedures could require a substantial amount of time and expense, and local defendants could assert defenses to enforcement based on noncompliance with such procedures.  Foreign plaintiffs bringing original actions in a Dominican court also can, at the request of the defendant, be required to post a litigation bond in an amount established by such court in its discretion.

The Dominican legal system is based upon civil law principles according to which judges decide both the facts and legal issues of a case, and they are not bound by legal precedents.  As a result, judges have broader discretion in reaching decisions than do judges in the United States.  In the past, foreign observers have criticized the Dominican judicial system for what they perceive as an inequitable resolution of business disputes.  The Dominican legal system, coupled with the fact that all of our assets are located in the Dominican Republic, may present substantial obstacles to the enforcement of judgments against us, as well as our directors and officers in the Dominican Republic.

OUR OPERATIONS COULD BE DISPROPORTIONATELY HARMED BY AN ECONOMIC DOWNTURN IN THE UNITED STATES, EUROPE AND SOUTH AMERICA OR A DISASTER, SUCH AS A TERRORIST ATTACK OR A HURRICANE.

By concentrating our operations in the Dominican Republic we are exposed to greater risk to regional economic, business and other conditions than more geographically diversified companies.  Our success is dependent upon the continued increase in tourism in the Dominican Republic and the desire of those tourists to rent luxury villas and hire companies such as ours to provide catering services.  Like other markets, the Caribbean has experienced economic slowdowns in the past, including in the late 1980s, early 1990s and the most recent slowdown, which began in October 2000 and was exacerbated by the terrorist attacks of September 11, 2001.  Most of the tourists which rent luxury villas in the Dominican Republic are from the United States, Europe and South American, and the continued health of the economies of those nations is crucial if tourism is to continue to expand in the Dominican Republic.  In addition, because our business in located in the Dominican Republic we are more susceptible to the threat of hurricanes.  Historically, the majority of hurricane activity has occurred in August and September which coincides with the times when many people wish to rent vacation villas.  A decline in the luxury villa rental market in the Dominican Republic due to a decline in tourism, another terrorist attack or natural disasters would adversely affect our ability to generate revenues in future period which could lead to our inability to continue our business and operations.

WE ARE COMPLETELY DEPENDENT UPON THE EFFORTS OF OUR THREE EXECUTIVE OFFICERS, NONE OF WHOM DEVOTE THEIR FULL TIME AND ATTENTION TO OUR BUSINESS.

We do not have any employees and are dependent upon the efforts of our executive officers, which includes our only chef.  None of these individuals is a party to an employment agreement with our company, none of them devote their full time and attention to our business and operations and we do not have key man insurance on any of these individuals.  Our success is materially dependent upon their efforts.  If we should lose the services of one or more of these individuals or if they should fail to devote sufficient time to our business, our ability to implement our business plan would be in jeopardy which could have a material  adverse impacted upon our business, financial condition, and results of our operations in future periods.

OUR BUSINESS OPERATIONS WILL BE HIGHLY DEPENDENT UPON OUR ABILITY TO ATTRACT AND MAINTAIN KEY EMPLOYEES WITH EXPERIENCE IN THE CATERING BUSINESS.  WE MUST BE ABLE TO ATTRACT AND RETAIN KEY PERSONNEL TO FULLY STAFF OUR OPERATIONS.

The ultimate success of our business operations will be highly dependent upon our ability to attract and maintain key employees with experience in the catering business.  The process of hiring employees with the combination of skills and attributes required to carry out our business plan is extremely competitive and time-consuming and the labor pool in the Dominican Republic of qualified candidates is limited.  We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations.

Risks Related to our Common Stock and this Offering

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, YOU MAY FIND IT EXTREMELY DIFFICULT OR IMPOSSIBLE TO RESELL OUR SHARES.  EVEN IF A PUBLIC MARKET IS ESTABLISHED, WE CANNOT GUARANTEE YOU THAT THERE WILL EVER BE ANY LIQUIDITY IN OUR COMMON STOCK.

There is no public market for our common stock, and although we intend to seek quotation of our common stock in the over-the-counter market, there can be no assurance that a public market will ever be established.  Purchasers of our shares of common stock will face significant obstacles if they wish to resell the shares.  Absent a public market for our common stock, an investment in our shares should be considered illiquid.  Even if a public market is established, it is unlikely a liquid market will develop. Because of our small size and lack of operating history, the investment community may show little or no interest in our securities and investors may not be readily able to liquidate their investment, if at all. Investors seeking liquidity in a security should not purchase our shares of common stock.

IF WE EVER ESTABLISH A PUBLIC MARKET FOR OUR COMMON STOCK, THE TRADABILITY IN OUR COMMON STOCK WILL BE LIMITED UNDER THE PENNY STOCK REGULATIONS WHICH MAY CAUSE THE HOLDERS OF OUR COMMON STOCK DIFFICULTY SHOULD THEY WISH TO SELL THE SHARES.

If our common stock is ever included for quotation in the over the counter market, it is likely that the trading price of our common stock will be less than $5.00 per share.  In this event, our common stock will be considered a "penny stock", and trading in our common stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements will severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

SHOULD A TRADING MARKET FOR OUR COMMON STOCK BE ESTABLISHED, IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

If we ever establish a trading market for our common stock, it is possible that the selling security holders will offer all of the shares for sale.  Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock assuming that a market has developed of which there are no assurances.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

March 31, 2008 (unaudited)
Long-term liabilities	$ 0
Common stock, $0.001 par value, 500,000,000 shares authorized, 1,240,000 shares issued and outstanding	1,240
Additional paid-in capital	106,260
Accumulated deficit	(38,333)
Total shareholders' equity	$69,167
Total capitalization	$69,167

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the selling security holders.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our common stock.  As of the date of this prospectus, we had approximately 35 stockholders of record.

Dividends

We have never paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future because:

•

applicable provisions of Nevada law described below limit our ability to pay dividends if we do not have net income;

•

we have experienced losses since inception;

•

we have significant capital requirements in the future; and

•

we presently intend to retain earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

•

our earnings, if any;

•

applicable provisions of Nevada law described below governing the payment of dividends;

•

capital requirements;

•

expansion plans;

•

legal or contractual limitations;

•

financial condition; and

•

other relevant factors.

The payment of dividends will also depend on our ability to declare dividends under Nevada law.  under Nevada law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Results of Operations

We are a development stage company which began operations in March 2007.  From inception through December 31, 2007 our activities were limited to the development of our business plan and securing our initial working capital.  We did not report any revenues for the period from our inception on March 9, 2007 to December 31, 2007 (“2007”) and have yet to generate any revenues during 2008.  We intend to commence catering, and commence generating revenues, in the fourth quarter of 2008.

In 2007, we reported total operating expenses of $3,958, which included $3,018 of general and administrative expenses and $940 of non-cash depreciation expense.  Included in general and administrative expenses for 2007 were approximately $2,167 in travel, hotels, meals and entertainment expenses in connection with our organization and client development, and approximately $700 in incorporation costs and filing fees..

During the three months ended March 31, 2008 we reported total operating expenses of $34,375, which included $14,375 of general and administrative expenses and a one time $20,000 consulting fee paid to our president for services rendered in relation to the preparation of the registration statement on Form S-1, of which this prospectus forms a part, and work towards obtaining a market listing for our shares common stock.  Included in general and administrative expenses during the period were $10,000 in legal fees and $3,500 audit fees in connection with the preparation of the registration statement which this prospectus forms a part, $375 resident agent fees in connection with our going standing in the state of our incorporation, $500 in accountant fees to prepare year-end 2007 tax return, $10 SEC filing fee and $1,000 for transfer agent fees in connection with our engagement of a transfer agent.

Because of the early stage of our company's operations, our overhead expenses are minimal.  Our CEO provides our company kitchen/training facilities and administrative offices at his home at no expense to us and our management currently serves without compensation.  During 2008, as we continue to implement our business plan, we anticipate that our operating expenses will increase.  We believe that the kitchen facilities currently available to us are sufficient to permit us to service customers within a two hour/ 60mile radius and we intend to hire servers and kitchen staff on an as needed, hourly basis.  We intend to begin marketing our company in the fourth quarter of 2008 once we are in a position to commence catering. We intend to send mailing to rental and management companies for villa, and advertise in local newspapers. We have budgeted $1,000 for marketing expenses during 2008.  Our operating expenses will also increase in 2008 in connection with professional fees and other expenses related to the registration statement of which this prospectus is a part.  These fees and expenses are estimated to be approximately $25,000 to $30,000.  However, given that a certain portion of anticipated operating expenses for 2008 are proportionally related to costs associated with servicing customers, we are unable at this time to quantify the amount of the overall anticipated increase in total expenses in 2008.

Liquidity and Capital Resources

At March 31, 2008 we had cash on hand of $65,408 and working capital of $65,408.  At December 31, 2007 we had cash on hand of $106,038 and working capital of $99,783.  At December 31, 2007 our liabilities were $6,255 which represented funds advanced to us by our CEO for working capital.  This amount, which did not bear any interest, was repaid in the first quarter of 2008.

Net cash used in operating activities for the three months ended March 31, 2008 was $34,375 which represented cash to fund our operating loss.  Net cash used in operating activities in 2007 was $3,237.  We used cash in 2007 to fund our operating loss of $3,958 which was offset by an increase in accounts payable of $6,255 and an add-back of non-cash depreciation of $940.

Net cash used in investing activities for the three months ended March 31, 2008 was $0.  Net cash used in investing activities in 2007 was $4,699 and represented the purchase of kitchen equipment to be used in our operations.

Net cash used in financing activities for the three months ended March 31, 2008 was $6,255 and represented the repayment of funds advanced to us by our CEO for working capital.  Net cash provided by financing activities in 2007 was $107,500 which represented the proceeds from the sale of our securities as described later in this section.

We do not have any capital commitments and believe that our current working capital is sufficient to fund our operations for the next 12 months based upon our internal projections. The amount our future capital requirements, however, depends primarily on the rate at which we begin generating revenues and the gross profit margins we are able to achieve. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our services and the degree to which competitive services adversely impact our anticipated gross profit margins.  As long as our cash flow from operations remains insufficient to completely fund operations, we will deplete our financial resources.  If our business does not grow at the rate we internally project, we may be required to seek additional capital through equity and/or debt financing.  If we raise additional capital through the issuance of debt, this will result in interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution.  In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.  Should it be necessary to raise additional working capital, there can be no assurance that acceptable financing can be obtained on suitable terms, if at all.  If we were unable to obtain the financing necessary to support our operations, we could be unable to continue as a going concern.  In that event, we could be forced to cease operations and our stockholders could lose their entire investment in our company.

Recent Capital Raising Transaction

From November 2007 to December 2007, we completed a private placement of 340,000 shares of common stock, at a purchase price of $.25 per share, to 32 investors.  We received net proceeds of $85,000 in connection with this transaction.  We intend to use the proceeds of this offering for professional fees and other expenses related to the registration statement of which this prospectus is a part, the cost associated with being a reporting company under the Securities Exchange Act of 1934, and for working capital for the next 12 months.

OUR BUSINESS

We are a recently formed, development stage company.  Our business plan is to provide high-end catering services to private residences (villas), corporate offices and function service providers in the locale of the north coast of the Dominican Republic (“DR”), a luxury tourist destination.  We are targeting our services to meet the need of family groups, tourist groups, corporate meeting and special events such as weddings that are currently limited to local restaurants that typically provide limited, un-imaginative menus and local hotels that typically provide large scale buffet services. All of our business will be conducted through a to be formed Dominican Republic majority-owned subsidiary.

Our target market

The DR has surpassed all other Caribbean countries in the number of tourist arrivals in 2007, according to the most recent figures from the Caribbean Tourism Organization (CTO). From January through October of 2007, more than 3 million travelers visited the Dominican Republic, far more than any other Caribbean destination, according to the CTO.  International travel to the DR is up for the first two months of the year, according to Central Bank statistics. A total of 725,238 foreign travelers arrived during the first two months of 2008 , up 9% when compared to 664,523 for the same period in 2007. Canadian travelers have taken the lead in 2008, with 217,885 coming (108,128 in January and 109,757 in February). US travelers followed with 184,136 (83,523 in Jan and 100,613 in Feb). The next important source countries were France with 80,759 (40,049 in Jan and 40,710 in Feb), Germany with 38,614 (19,069 in Jan and 19,545 in Feb), Spain with 34,421 (14,595 in Jan and 19,826 in Feb), Italy with 33,416 (18,037 in Jan and 15,379 in Feb), Great Britain with 27,147 (13,416 in Jan and 13,731 in Feb) and Holland with 10,418 (5,482 in Jan and 4,936 in Feb). Others are Argentina with 9,283 travelers (5,109 in Jan and 4,174 in Feb), Russia with 8,625 (4,987 in Jan and 3,638 in Feb), Belgium 7,714 (4,054 in Jan and 3,660 in Feb), Chile with 7,643 travelers (3,123 in Jan and 4,520 in Feb), Venezuela with 7,180 travelers (4,173 in Jan and 3,007 in Feb), Switzerland with 6,479 (3,223 in Jan and 3,256 in Feb), and Colombia with 5,246 travelers (3,254 in Jan and 1,992 in Feb). Felix Jimenez, Tourism Minister of the DR, stated in March 2008 that this increase in travel has come about thanks to the government's increased spending on publicity, adding that during the last three years the average spending on tourism promotion was about US$23.3 million.  We believe that 20% of the millions of travelers to the DR visit and stay in the north coast of the DR.

The villas we are targeting are rented in the price range of US $10,000 - $40,000 per week and we estimate there are approximately 500 villas in our target market on the north coast of the DR. The villas generally accommodate 6 to 30 persons, and are generally rented weekly or monthly. During season, described below, there is generally a minimum nightly stay of 3 or 5 nights.  We believe that all villas include a full kitchen equipped with cooking utensils and appliances, and dining room. Although many villas on the north coast of the DR come with a staff including a cook, these cooks are generally not professionally trained chefs and the food served is generally a chicken/rice/salad Dominican style buffet for evening meals.  Our target clients are groups on a “luxury” vacation, paying, for example, as much as $30,000 per week for an eight bedroom villa for a group of perhaps 20 people.  We believe our target customers will prefer our fresh, innovative cuisine which is expertly prepared by a five star chef and presented with superior service rather than a locally-trained cook who both prepares and serves a limited fare.

In identifying a potential market niche, we took into consideration the number of exclusive villas in the local area, the number of tourists who visit the north coast of the Dominican Republic annually and the numbers of local restaurants with the frequency with which consumer food services are utilized on a daily basis.  We believe that the appeal of a high-end alternative to what is currently available in the local culinary marketplace will permit us to establish a niche in this market.

Our business plan also includes catering function events such as parties and weddings; we believe that our initial target area is a very popular area for weddings. We would, however, only be able to cater for large functions  (more than 30 persons) where the function service provider or location has kitchen facilities and a full serving and kitchen staff available to assist us.  Otherwise we would be limited in the size of such a function that we could cater to less than 30 persons.

We also intend to cater corporate office affairs.  Although we anticipate that catering to corporate offices in the north coast of the DR will be very minimal, since the area is a vacation destination with few corporate offices, if our business model proves to be successful, we would consider establishing an office near Santo Domingo, the capital city of the DR.

We will be subject to seasonality as every business experiences on the North Coast of the DR. Occupancy rates are generally higher during the months of January through April, and lowest in September through November. Although we believe the "hurricane season" undoubtedly contributes to the seasonal demand pattern, it is the region's dependence on leisure demand that influences the seasonality to the greatest degree. We intend, however, to also focus on residents, as our service is not restricted only to tourists and it is our hope to build a repeat customer client base of local residents.

Our proposed operations

Our business plan is to operate a catering company which provides onsite services.  We anticipate that our clients will generally be located within a two-hour drive of our initial operations center in Sousa which is a radius of approximately 60 miles.  This radius will include the principal tourist destinations between the towns of Cabrera and Cofresi, on the north coast.

The catering service to be offered will be either a full day’s menu of breakfast, snacks, lunch, canapés, dinner, or any combination thereof based on minimum number of persons served and/or minimum charge.  The menus will emphasize fresh ingredients which we will strive to prepare to an exceptional standard.  We presently anticipate that prices will be based on USD $200 per person for a full day's menu or USD $100 per person for dinner, excluding alcoholic beverages.

Mr. Jones, a member of our board of directors and Chef for the past 17 years will be responsible for developing all menus.  All menus will include canapés to start and petit fours to finish.  Our primary focus will be on our gourmet offerings, where we will seek to ensure high quality, fresh ingredients to attract customers and repeat business.  The sample dinner menu for a week is as follows::

Day 1:	Shiitake Mushrooms, Aged Parmesan and White Truffle Risotto
Sorbet of the Day
Seared Fillet of Tuna with Moroccan Cous-Cous and a Balsamic and Tomato Coulis
Glazed Apple Tart–Tatan with Homemade Vanilla Ice Cream and Butterscotch Sauce
Petit Fours

Day 2:	Shrimp and Lobster Open Ravioli with a Dill and Saffron Sauce
Sorbet of the Day
Herb Crusted Rack of Lamb, Roasted Garlic and Rosemary Jus and Galette Potato Cake
Tulip Basket filled with Fresh Berries and Mango and served with a Mint Anglaise Sauce

Day 3:	Salmon Tartare with Russian Caviar, Bilins and Lemon
Sorbet of the Day
Seared Breast of Duck in a Honey and Cinnamon Sauce with Sweet Potato Puree
Hot Coconut Soufflé served with a Pineapple Ice Cream

Day 4:	Frois Gras and Artichoke Terrine with Pickled Baby Vegetables and Truffle Oil
Sorbet of the Day
Grilled Lobster Tail in a Saffron and Chive Butter Sauce with Jasmine Flavored Rice
Raspberry Crème Brulee

Day 5:	Sautéed Tiger Shrimps and Scallops served on a bed of Angel Hair Pasta, Shellfish and Tarragon Broth
Sorbet of the Day
Roasted Tenderloin of Angus Beef with Wild Mushrooms and Onion Marmalade
Chocolate Tart with Orange Crème Anglaise and Tuiles Biscuits

Day 6:	Twice Baked Stilton Cheese Soufflé with Poached Pears and Walnuts and a Cranberry Coulis
Sorbet of the Day
Baked Fillet of Chilean Sea-Bass with Salmon Caviar and Chive Butter Sauce and a Risotto Rice Cake
Iced Passionfruit Terrine with Candied Pineapple and Mango Coulis

Day 7:	BBQ with: -
Whole Suckling Pig
Lobsters in Lemon Grass and Coconut
Dorado Cooked in Banana Leaves
Rare Tuna, Niçoise Style
Lamb Cutlets in Mint and Honey
Jerked Pork, Jamaican Style
Selection of Salads, Potatoes and Vegetables
Desert Table

As a start up, and since we currently have only one chef, we can cater only one event at a time. It is our intention that Mr. Jones will be catering each event as chef, and once suitable persons have been retained, with the help of a waiter and an assistant in the pre-preparation of the menu items. We intend to employ and train local people initially to help with food preparation and serving and potentially to train a chef(s) if we identify someone with the aptitude. If no suitable chefs are available locally, we would extend our search globally. With a trained chef, meeting our standards, they could chef independently from Mr. Jones in another villa simultaneously. We will also need to employ an additional chef, general manager and employees in order to expand our services to other areas outside the tourist destinations between the towns of Cabrera and Cofresi, such as Santo Domingo, or Casa de Campo/La Romana or Punta Cana.  Our plans to expand, by hiring another chef to service our initial location or expand into another location outside of the tourist destinations between the towns of Cabrera and Cofresi, will depend on the demand for our services and the availability of a qualified chef(s).  We cannot provide any estimation as to any expansion of our business.

Our catering team will bring the groceries/food with them to the villas. We intend to purchase all groceries/food items from the towns of Sosua and Santiago. Our intention is to prepare all food at the client’s villa, however we may find it is easier and therefore we may prepare certain simple items, such as canapés and marinated items, before hand in our kitchen.  We may also find that certain items will be easier to pre-cook and therefore will pre-cook certain items as long as there is no detriment to quality.

We will also make an assessment of the kitchen facility and determine what utensils of food preparation items, if anything, we will need to bring with us to enable us to prepare the menu items.  Our initial office, and any additional office, will be equipped with all utensils and food preparation items necessary to prepare the items on our menus.

Initially, we are locating our offices at the home of our President. We have equipped this office with a full kitchen, as we intend to do in all additional offices we may establish.  This office, as will all offices, will be used for training our employees and may also be used to prepare certain foods for an event which we decide to prepare before hand. Mr. Jones will train all employees.

Our ability to manage multiple locations will be central to our overall success.  While our Executive Chef has extensive restaurant experience, we acknowledge that our management must include highly skilled personnel at all levels.  In each geographic area that we conduct business, our first geographic area being the north coast of the DR within a 60 mile radius of Sosua, we will place specific emphasis on the position of and hire a general manager and will seek employees with significant restaurant experience and management expertise.

The General Manager of each geographic location, assuming future expansion, will report directly to the President and Executive Chef.  We will strive to maintain quality and consistency in each of our locations through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, and maintenance of our utensils.  We believe that we will be able to attract high quality, experienced restaurant and management personnel by paying competitive wages and salaries.  Staffing levels will vary according demand, but, in general, we estimate each geographic location will require between 5 and 20 employees.  We believe that all employees will come from the local area and we will have no difficulty retaining qualified employees.  Our employees will be retained on a part-time as needed basis.

All employees will be required to complete a training program at our offices in the particular geographic location. Currently, all training will be conducted in our initial geographic location at the home of our president. Currently, all training will be conducted by our Executive Chef, Mr. Jones.  During this training, the employees will be instructed in areas such as food quality and preparation, customer service, preparation of our menu items and employee relations.  Our "Opening Team," which currently consists of our Executive Chef, Mr. Jones, but in time we intend for a chef trained by Mr. Jones to head the Opening Team,  will spend between six and eight weeks at a new geographic location training personnel.  Management will strive to instill enthusiasm and dedication in its employees, regularly solicit employee suggestions concerning operations and will endeavor to be responsive to employee concerns.  In addition, we intend to implement programs designed to recognize and reward employees for superior performance.

Our to be formed Dominican Republic subsidiary

We are not permitted to conduct business in the DR as a foreign entity not formed under the laws of the DR, therefore we intend for all business to be conducted through a to be formed subsidiary incorporated in the DR.  Since a subsidiary in the DR can be formed within a few days and does not involve any merit review process, we intend on incorporating a subsidiary at such time as we are ready to commence operations, which is anticipated within the fourth quarter of 2008. A minimum capital contribution of approximately $3,000 and a minimum of seven (7) shareholders is required by law to incorporate a company in the DR.  When the subsidiary is formed, CVCC will own 99.4% of the shares and the remaining 6 shareholders will each own .1%.  We anticipate that the 6 remaining shareholders will include our three directors but we have not identified the other 3 shareholders.

Marketing and Promotion

We may utilize a variety of marketing techniques to inform the public about our gourmet catering services.  These may include:

•

Mailings to

rental companies and offices, and central management of exclusive villa communities,

function service providers, including hotels, and

corporate offices and local business;

•

Sampling days at food tents in exclusive villa communities;

•

Local Newspaper, Radio and TV advertising;

•

Brochures provided in the villas, with the consent of the villa management or owner;

•

Word of mouth

Competition

The food service industry is intensely competitive with respect to food quality, concept, location, service and price.  In addition, there are many well-established food service competitors in the areas we intend to do business, with substantially greater financial and other resources, including but not limited to established businesses and loyal customers. We believe that we will also be competing with other full-service dine-in restaurants which are generally locally owned restaurants as there are no national or regional, restaurants or catering services currently in operation on the north coast.

Competition in the food service business is often affected by changes in consumer tastes, national, regional and local economic and real estate conditions, demographic trends, the cost and availability of labor, purchasing power, availability of product and local competitive factors.

We will attempt to manage or adapt to these factors, but realize that some or all of these factors could cause our proposed business plans to fail or revenues to be adversely affected.

Our pricing policy will be established by canvassing the area of other related diner-type operations, maintaining a pricing structure that is competitive after factoring in labor, food and operating cost for each location.

We believe that our distinctive concept, attractive price-value relationship and quality of food and service will differentiate us from our competitors.

We do not believe that there are currently any companies offering a visiting catering service similar to our business plan in the local area.  We believe that the number of high-end restaurants and exclusive restaurants/hotels offering fine dining in tasteful surroundings in the local area are limited, whereas luxury villa accommodations are common place.  We will seek to compete by offering a menu of fresh-cooked international cuisine of an incomparable standard to be served in the aesthetic setting of the clients own luxury villa as opposed to sub-standard plates in surroundings of a lesser quality.

Government and Industry Regulation

Restaurants are subject to licensing and regulation by national and local health, sanitation, safety, fire and other authorities and are also subject to national and local licensing and regulation of the sale of alcoholic beverages and food.  However, since our services will be provided in private residences it negates the need for us to comply with any such regulations or to obtain any license for food preparation. Where we provide our services to function rooms, hotels, and the like, the responsibility for such matters will fall with the proprietor of the property in question.  If we choose to prepare certain items and dishes in our corporate kitchen, we will be required to obtain a Sello de Calidad DIGENOR (DIGENOR Quality Seal) which is a Certificate of quality/health/hygiene from the DIGENOR - Direccion General de Normas y Sistemas de Calidad (the General Office for Quality Procedures and Systems) which is based on an inspection of our facilities. We have not yet determined whether we will be preparing any food or dishes in the corporate kitchen and, therefore, have not determined whether we will seek to obtain the DIGENOR Quality Seal.

Employees

At present, we have no employees other than our three officers, each of whom devote only part of their time to our business operations.

Description of Property

We currently operate without charge out of space donated by our President in his home. Management has agreed to continue this arrangement until such time as the scale of operations warrant and require relocation to a larger facility, whether leased or purchased. This space consists of 15 square feet of executive office space and 15 square feet of kitchen and training space. We believe that this space is sufficient for us at this time to conduct our operations in the north coast of the DR between the towns of Cabrera and Cofresi.  We will need to obtain additional offices if we expand to other geographic locations.

Our History

We were incorporated under the laws of the State of Nevada on March 9, 2007.

Legal Proceedings

We are not a party to any pending or threatened legal proceedings.

MANAGEMENT

Directors and Executive Officers

Name	Age	Positions
Robert Seeley	34	President, Secretary and Director
Virgilio Santana	32	Treasurer, Chief Financial Officer, Chief Accounting Officer and Director
Stuart Wayne Jones	41	Director

Robert Seeley has been our President, Secretary and a member of our board of Directors since inception in March 2007. Mr. Seeley received a BSc(Hons) (Bachelors of Science with Honors) degree in Economics from the Queen Mary College, University of London in 1995.  Since March 2001, Mr. Seeley has been Lead Consultant and Logistics and Operations Manager for HE Capital SA, a financial consultancy firm, located in Sosua, Dominican Republic. From April 2000 to March 2001, Mr. Seeley was Trading, Logistics and Operations Manager with FN Stockbrokers Ltd, located in Charlestown, Nevis. From February 1997 to April 2000, Mr. Seeley was with UBS, one of the world’s leading financial firms, located in London, England. From February 1998 to April 2000, Mr. Seeley was Operations Controller for UK Equity New Issues and UK Equity Special Situations with the Dept. Corporate Broking Support, London, England.  From February 1997 to February 1998, Mr. Seeley was Supervisor of UK Equity Client Settlements with Dept. UK Equity Operations, London, England.

Virgilio Santana has been our Treasurer, Chief Financial Officer, Chief Accounting Officer and a member of our board of directors since our inception in March 2007. Mr. Santana received an accountant degree summa cum laude from the Universidad Tecnologica De Santiago-UTESA   (Technological University of Santiago) in 1998, a Master in Business Administration (in  2001), a  Masters in Business Administration-International Finances (in 2003)  and a Masters in Business-Economy and Money Markets in 2005 from the PUCMM University in the Dominican Republic (Pontificia Universidad Católica Madre y Maestra - Pontifical Catholic University Mother and Teacher), From 1990 to 1995Mr. Santana was Operation Manager with Banco Popular Dominicano, a bank in the Dominican Republic, working in several branches across the country. From 1995 to 1998, Mr. Santana was general controller for the Caribbean Area for Occidental Hotels & Resorts, formerly Allegro Resorts Corporation and Cristal Americas, S.A. From 1998 to 2001, Mr. Santana was in house manager and controller with Hacienda Resorts. His duties included taking charge of the management of every financial department of the local and overseas hotels of Hacienda Resorts. Since 2001, Mr. Santana has been working as Controller (accountant) for HE Capital SA, a financial consultancy firm, located in Sosua, Dominican Republic.

Stuart Wayne Jones has been a member of our board of directors since inception in March 2007. Mr. Jones received a City and Guilds Certificate NVQ (National Vocational Qualification) in Advanced Culinary Skills 706/1 and 706/2 from Coleg Llandrillo Cymru, formerly Llandrillo Technical College, in 1984.  From May 2005 to January 2007, Mr. Jones was Head Chef for Life’s Kitchen, London, England, where he was responsible for both the creation of all original menus and for the selection and hiring of all kitchen staff. From January 2005 to May 2005, Mr. Jones was a private chef under a four month contract for the villas of Peter Island Resort, British Virgin Islands, W.I. From October 2004 to December 2004 Mr. Jones held temporary positions as acting Sous Chef at The Feathers Hotel, Woodstock, England, an AA 2 Rosette awarded restaurant and The Metropole, Llandrindod Wells, Wales, an AA Rosette awarded restaurant while awaiting the work permit for the British Virgin Islands. From January 2004 to September 2004, Mr. Jones was Head Chief in the Spice Island Beach Resort, Grenada, W.I., a 66 room, 4 Star, luxury beach resort hotel, which resort sustained severe hurricane damage in September 2004. From October 2003 to December 2003, Mr. Jones was a private chef under a three month contract to HE Capital SA, a financial consultancy firm, located in Sosua, Dominican Republic. From April 2003 to October 2003, Mr. Jones worked as a contract caterer for Admiral Group, London, England, a catering agency. From January 2003 to March 2003, Mr. Jones was a private Chef under a three month contract for a private villa in Nevis, W.I. From June 2002 to January 2003, Mr. Jones worked as Head Chef at the White Hart Public House, Fyfield, Oxford, England, preparing between 60 and 100 homemade covers with Country Pub fare. From March 1991 to May 2002, Mr. Jones was Sous Chef/Head Chef at Montpelier Plantation Inn, Nevis, West Indies., a 17 room country house hotel, serving between 50 and 70.

There are no family relationships between any of the executive officers and directors.  Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Mr. Seeley devotes approximately 20% of his time to our company. As our business grows, we will either seek to increase the amount of time Mr. Seeley devotes to our company or hire a full-time president. Mr. Santana devotes approximately 5% of his time to our company. As our business grows, we will either seek to increase the amount of time Mr. Santana devotes to our company or hire a full-time chief financial officer.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  No member of our Board of Directors received compensation for their services for the fiscal year ended December 31, 2007.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment. Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

•

compliance with laws, rules and regulations,

•

conflicts of interest,

•

insider trading,

•

corporate opportunities,

•

competition and fair dealing,

•

discrimination and harassment,

•

health and safety,

•

record keeping,

•

confidentiality,

•

protection and proper use of company assets,

•

payments to government personnel,

•

waivers of the Code of Business Conduct and Ethics,

•

reporting any illegal or unethical behavior, and

•

compliance procedures.

In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. In addition to our Code of Business Conduct and Ethics, our CEO and senior financial officers are also subject to specific policies regarding:

•

disclosures made in our filings with the SEC,

•

deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls,

•

conflicts of interests, and

•

knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Director Independence; Committees of the Board of Directors

As our Board of Directors is comprised of individuals who were integral in the founding and operations of our company, we do not have any directors who are “independent” within the meaning of definitions established by the Securities and Exchange Commission.  We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent.  Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole.  Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•

understands generally accepted accounting principles and financial statements,

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•

understands internal controls over financial reporting, and

•

understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at June 30, 2007.  The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)

Robert Seeley[1]	2007	0	0	0	0	0	0	0	0

1.  Mr. Seeley has served as our Chief Executive Officer since March 2007, the date our company was incorporated.

How Executive Officer Compensation is Determined

We are not a party to an employment agreement with any of our executive officers.  Compensation for our executive officer will be determined from time to time by the Boards of Directors, of which each executive officer is a member. In determining the amount of compensation to be paid, it is anticipated that such Board of Directors will arbitrarily settle upon an amount representing a salary and a benefit package. It is anticipated that the amount of compensation will not be tied to any performance goals or other traditional measurements and may be increased from time to time at the sole discretion of such Board.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of June 30, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Robert Seeley[1]	0	0	0	Na	Na	0	0	0	0

1  Mr. Seeley has served as our Chief Executive Officer since March 2007, the date our company was incorporated.

Compensation Plan

We have not adopted any equity compensation or similar plans.

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•

breach of the director's duty of loyalty to us or our shareholders;

•

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•

a transaction from which our director received an improper benefit; or

•

an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our affiliates. Any transaction we enter into in the future with any affiliate will be approved, and the terms thereof determined, by our board of directors excluding interested members of the board, if any. We intend for the terms of any transaction with an affiliate, if any, be at least as beneficial to us as terms we could obtain from unaffiliated third parties.

Loan from director

During the year 2007, a director of the Company made certain loans to the Company to facilitate the start up of the operation. No promissory note was created, the amount was due on demand and the loans did not bear interest.  As of the date of this prospectus, we satisfied these loans from the proceeds of the November/December 2007 private offering.

Consulting fee to Officer

On February 7, 2008, $20,000 was paid to our President as a consultancy fee for services rendered in relation to the preparation of the registration statement on Form S-1, of which this prospectus forms a part, and work towards obtaining a market listing for the shares of our common stock.  No written agreement was entered into between our company and our president for such consulting services.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information regarding our voting securities beneficially owned as of the date of this prospectus, by:

•

each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of our common stock;

•

each of our directors;

•

each of our named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K; and

•

all our officers and directors as a group.

Under federal securities laws, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days.  Beneficial ownership may also attribute shares owned of record by one person to another person, such as the record holder’s spouse, minor children, corporation or other business entity. As of the date of this prospectus, there were 1,240,000 shares of our common stock, the sole outstanding class of voting securities, outstanding. Except as otherwise indicated, we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Robert Seeley.	360,000	29.03%
Virgilio Santana Ripoll	180,000	14.52%
Stuart Wayne Jones	360,000	29.03%

Officers and Directors as a group (3 persons)	900,000	72.6%

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any equity compensation or similar plans.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue up to 500,000,000 shares of common stock, par value $.001 per share. As of the date of this prospectus, there are 1,240,000 shares of our common stock outstanding.

Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common stock.

Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our by-laws provide that a majority of the outstanding shares of our common stock constitute a quorum to transact business at a stockholders’ meeting. Our common stock has no preemptive, subscription or conversion rights, and our common stock is not redeemable.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer, Inc. located at 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074. Its telephone number is (702) 818-5898.

SELLING SECURITY HOLDERS

This prospectus relates to periodic offers and sales of  shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which shares include:

•

340,000 shares issued pursuant to a private placement of securities in November and December 2007, and

•

180,000 shares issued to and owned by our management.

The following table sets forth:

•

the name of each selling security holder;

•

the amount of common stock owned beneficially by each selling security holder;

•

the number of shares that may be offered by each selling security holder pursuant to this prospectus;

•

the number of shares to be owned by each selling security holder following sale of the shares covered by this prospectus; and

•

the percentage of our common stock to be owned by each selling security holder following sale of the shares covered by this prospectus (based on 1,240,000 shares of common stock outstanding as of the date of this prospectus).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right.  The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table.  Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering.  We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own.

#

Name of Selling Security Holder	Number of Shares Owned Beneficially Prior to this Offering	Number of Shares Available Pursuant to this Prospectus	Number of Shares Owned After Offering	Percent of Class After Offering
Ramon Antonio Almont Almonte	10,000	10,000
Laura Mercedes Angeles Moncion	10,000	10,000	—	—
Hamlet Eduardo Baez Mir	10,000	10,000	—	—
Patricia Josefina Baez Rio	10,000	10,000	—	—
Josue Salvador Betancourt Jimenez	10,000	10,000	—	—
Virgilio Osvaldo De La Rosa Corporan	5,000	5,000	—	—
Miguel Adolfo De La Rosa Corporan	20,000	20,000	—	—
Bianka Yamiris del Rosario Corcino	10,000	10,000	—	—
Patricia Carolina Dilone Gil	15,000	15,000	—	—
Lucilo de los Santos Feliz	10,000	10,000	—	—
Gregory de Jesus Gonzalez Perez	10,000	10,000	—	—
Stuart Wayne Jones(1)	360,000	60,000	300,000	24.19%
Harold Delanoy Lambertus Feliz	10,000	10,000	—	—
Jenyfer Martinez Perez	10,000	10,000	—	—
Dominga Melo Corporan	15,000	15,000	—	—
Floralba Mercedes Melendez	5,000	5,000	—	—
Marylaine Mercedes Melendez	5,000	5,000	—	—
Omar Harold Payano Castro	10,000	10,000	—	—
Armando Jose Perez Acosta	15,000	15,000	—	—
Cesar Ariel Ramirez de la Rosa	10,000	10,000	—	—
Edison Rodriguez Dominguez	15,000	15,000	—	—

#

Name of Selling Security Holder	Number of Shares Owned Beneficially Prior to this Offering	Number of Shares Available Pursuant to this Prospectus	Number of Shares Owned After Offering	Percent of Class After Offering
Luis Aquiles Rodriguez Rodriguez	10,000	10,000	—	—
Jose Rafael Romero Llanes	10,000	10,000	—	—
Fanny Maria Saldaña Jordan	5,000	5,000	—	—
Virgilio Santana Ripoll(2)	180,000	60,000	120,000	9.68%
Fanny Mercedes Saldaña Jordana	5,000	5,000	—	—
Nilsa Mercedes Saud Geraldino	10,000	10,000	—	—
Robert William Seeley(3)	360,000	60,000	300,000	24.19%
Gabriella Marie Senior Gonzalez	15,000	15,000	—	—
Ricardo Martin Susana Luna	10,000	10,000	—	—
Jose Aristides Tamayo Gonzalez	10,000	10,000	—	—
Josseph Oraddis Tavera Rosa	10,000	10,000	—	—
Victoria Altagracia Thomen Ginebra	10,000	10,000	—	—
Jose Manuel Villaman Ortiz	20,000	20,000	—	—
Carlos Antonio Wheatly Vasquez	10,000	10,000	—	—

(1) Mr. Jones is our Executive Chef and a member of our board of directors.

(2) Mr. Ripoll is our Treasurer, Chief Financial Office, Chief Accounting Officer and a member of our board of directors.

(3) Mr. Seeley is our President, Secretary and a member of our board of directors.

None of the selling security holders are broker-dealers.  None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items.  We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

The selling security holders may offer and sell their shares at $0.25 per share until our shares are quoted in the OTC Bulletin Board market or on a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. This initial offering price of $0.25 per share was arrived at based upon our private placement in November/December 2007 in which we sold shares of our common stock at $0.25 per share.  The offering price of the shares in our private placement was determined by us and does not necessarily bear any specific relation to our assets, book value or potential earnings or any other generally recognized criteria of value.  Our common stock is presently not traded on any market or securities exchange. Following such time as our shares of common stock are quoted in the OTC Bulletin Board market or on a national securities exchange, if ever, each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility, on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (FINRA) NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock..

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person.  We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Shares Eligible For Future Sale

At the date of this prospectus, we had 1,240,000 shares of common stock issued and outstanding, of which approximately 720,000 shares are "restricted securities" and 520,000 shares are registered for resale pursuant to the registration statement that this prospectus forms a part.  In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales.  A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously  is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

  Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least one year previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock if and when a market for our common stock develops.  We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time when and if a market for our common stock develops.  Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices if and when a market for our common stock develops.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

Our financial statements as of and for the year ended December 31, 2007 included in this prospectus have been audited by Moore & Associates, Chartered, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations.  For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it.  Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete.  In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement, including all exhibits, may be inspected without charge at the SEC public reference facilities at:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain a copy of the registration statement at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities. In addition, registration statements and other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the SEC’s site located at http//www.sec.gov.

Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.  We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Caribbean Villa Catering Corporation

(A Development Stage Company)

We have audited the accompanying balance sheet of Caribbean Villa Catering Corporation as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and since inception on March 9, 2007 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caribbean Villa Catering Corporation as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and since inception on March 9, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has incurred a net loss of $3,958 since inception on March 9, 2007, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

April 1, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Caribbean Villa Catering Corporation

(a development stage company)

Balance Sheets

From Inception
March 9, 2007 to
December 31, 2007
ASSETS

Current Assets
Cash	$106,038

Fixed Assets
Equipment	$4,699
Minus
Accumulated Depreciation	$(940)

Total Assets	$109,797

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Note Payable - Related Party	$6,255

Total Liabilities	$6,255

Stockholders' Equity

Common Stock, authorized 500,000,000 shares, par value
$0.001, issued and outstanding on December 31, 2007 is 1,240,000	$1,240

Paid in Capital	$106,260
Subscriptions Receivable	$-
Accumulated Deficit	$(3,958)

Total Stockholders' Equity	$103,542

Total Liabilities and Stockholders' Equity	$109,797

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statement of Operations

From Inception
March 9, 2007 to
December 31, 2007

Revenue	-

Expenses
General and Administrative	$3,018
Depreciation	$940
Consulting Fees

Total Expenses	$3,958

Provision for Income Taxes	-

Net (Loss)	$(3,958)

Basic and Diluted
(Loss) per Share	a

Weighted Average
Number of Shares	934,590

a = Less than ($0.01) per share

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statement of Stockholders’ Equity

	Price	Common Stock		Paid in	Subscriptions	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	Deficit	Equity

Balance, December 31, 2006		-	$-	$-	$-	$-	$-

Common Shares issued to
founders for cash October 2007	$0.025	900,000	$900	$21,600	$-	$-	$22,500
Common Shares issued to new
investors in November / December 2007	$0.250	340,000	$340	$84,660	$-	$-	$85,000

Net (Loss)						$(3,958)	$(3,958)

Balance, December 31, 2007		1,240,000	$1,240	$106,260	$-	$(3,958)	$103,542

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statements of Cash Flows

From Inception
March 9, 2007 to
December 31, 2007
Operating Activities
Net (Loss)	$(3,958)
Depreciation	$940
Increase in Note Payable - Related Party	$6,255

Net Cash (Used) by Operating Activities	$3,237

Investing Activities
Equipment	$(4,699)

Cash used in Investing Activities	$(4,699)

Financing Activities
Proceeds from contributed Capital	$-
Proceeds from sale of Common Stock	$107,500

Cash Provided by Financing Activities	$107,500

Net Increase in Cash	$106,038

Cash, Beginning of Period	$-

Cash, End of Period	$106,038

Supplemental Information:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these statements

CARIBBEAN VILLA CATERING CORPORATION

NOTES TO FINANCIAL STATEMENTS

(December 31, 2007)

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Caribbean Villa Catering Corporation (the “Company”) was incorporated on March 09, 2007 under the laws of the State of Nevada. The Company is to be considered a development stage company.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

There are no diluted shares outstanding.

Depreciation

Caribbean Villa Catering Corp depreciates its assets on a straight line basis over their useful lives. The current equipment is depreciated over five years.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Net Income Per Common Share

The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

The Company has filed no income tax returns since inception.

NOTE 4.  STOCKHOLDERS’ EQUITY

Common Stock

During September and October 2007 the company received subscriptions for 900,000 common shares of stock at a price of $0.025 per share for $22,500 via an unregistered private offering, pursuant to Regulation S of the Securities Act of 1933, as amended, from the founders of the Company.

On November 19, 2007, the Company issued 70,000 of its $0.001 par value common stock at a price of $0.25 per share for $17,500 via an unregistered private offering as described above.

On November 20, 2007, the Company issued 20,000 of its $0.001 par value common stock at a price of $0.25 per share for $5,000 via an unregistered private offering as described above.

On November 26, 2007, the Company issued 65,000 of its $0.001 par value common stock at a price of $0.25 per share for $16,250 via an unregistered private offering as described above.

On December 18, 2007, the Company issued 185,000 of its $0.001 par value common stock at a price of $0.25 per share for $46,250 via an unregistered private offering as described above.

NOTE 5.  RELATED PARTY TRANSACTIONS

During the year 2007, the directors of the Company made certain loans to the Company to facilitate the start up of the operation. Such monies are to be reimbursed during the first quarter of 2008 from funds raised from subscriptions in the private placement of shares in the Company. No note payable was created and the liability does not bear interest.

NOTE  6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As this a newly form company, we consider the current loss in the presented Financial statements, as a normal result due to the short time of its operation.

NOTE  7.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 - Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….”  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 - Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Caribbean Villa Catering Corporation

We have reviewed the accompanying condensed consolidated balance sheet of Caribbean Villa Catering Corporation as of March 31, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the three-month periods ended March 31, 2008 and from inception on March 9, 2007 through March 31, 2007 and March 31, 2008.  These interim financial statements are the responsibility of the Corporation’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Caribbean Villa Catering Corporation and subsidiaries as of December 31, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated April 1, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

June 4, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Caribbean Villa Catering Corporation

(a development stage company)

Balance Sheet

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS

Current Assets

Cash	$65,408	$106,038

Total Current Assets	65,408	106,038

Fixed Assets, Net	3,759	3,759

TOTAL ASSETS	69,167	109,797

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Note payable - related party	-	6,255

Total Liabilities	-	6,255

Stockholders' Equity

Common Stock, 500,000,000 shares authorized
$0.001 par value, 1,240,000 shares issued
and outstanding	1,240	1,240
Additional paid-in capital	106,260	106,260
Accumulated Deficit	(38,333)	(3,958)

Total Stockholders' Equity	69,167	103,542

Total Liabilities and Stockholders' Equity	$69,167	$109,797

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statement of Operations

(Unaudited)

		From Inception on	From Inception on
	For the Three	March 9, 2007	March 9, 2007
	Months Ended	Through	Through
	March 31,	March 31,	March 31,
	2008	2007	2008

Revenue	$-	$-	$-

Operating Expenses

General and administrative	14,375	525	17,393
Depreciation	-	-	940
Consulting - related party	20,000	-	20,000

Total Operating Expenses	34,375	525	38,333

Provision for Income Taxes	-	-	-

Net Loss	$(34,375)	$(525)	$(38,333)

Basic and Diluted
Loss per Share	$(0.03)	b

Weighted Average
Number of Shares	1,240,000	-

a = Less than ($0.01) per share

b = Zero shares had been issued at this time

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statement of Stockholders’ Equity

			Additional
	Common Stock		Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2006	-	$-	$-	$-	$-

Common Shares issued to founders for cash
at $0.025 per share in October 2007	900,000	900	21,600	-	22,500

Common Shares issued for cash at $0.25
per share in November / December 2007	340,000	340	84,660	-	85,000

Net loss for the year ended
December 31, 2007	-	-	-	(3,958)	(3,958)

Balance, December 31, 2007	1,240,000	1,240	106,260	(3,958)	103,542

Net loss for the three months ended
March 31, 2008 (unaudited)	-	-	-	(34,375)	(34,375)

Balance, March 31, 2008 (unaudited)	1,240,000	$1,240	$106,260	$(38,333)	$69,167

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(a development stage company)

Statements of Cash Flows

(Unaudited)

		From Inception on	From Inception on
	For the Three	March 9, 2007	March 9, 2007
	Months Ended	Through	Through
	March 31,	March 31,	March 31,
	2008	2007	2008
Operating Activities
Net loss	$(34,375)	$(525)	$(38,333)
Adjustments to reconcile net loss
to net cash provided (used) in
operating activities
Depreciation	-	-	940

Net Cash Provided (Used) in
Operating Activities	(34,375)	(525)	(37,393)

Investing Activities
Purchase of equipment	-	(1,197)	(4,699)

Net Cash Used in Investing Activities	-	(1,197)	(4,699)

Financing Activities
Cash inflow (outflow) from note
payable - related party	(6,255)	1,722	-
Proceeds from sale of common stock	-	-	107,500

Net Cash Provided (Used) in
Financing Activities	(6,255)	1,722	107,500

Net Increase (Decrease) in Cash	(40,630)	-	65,408

Cash, Beginning of Period	106,038	-	-

Cash, End of Period	$65,408	$-	$65,408

Supplemental Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these statements

Caribbean Villa Catering Corporation

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements.  The results of operations for the period ended March 31, 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally   accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2007, the directors of the Company made certain loans to the Company to facilitate the start up of the operation. Such monies were reimbursed during fiscal year 2008 from funds raised from stock sales under the Company’s private placement. At March 31, 2008 the funds borrowed from directors had been repaid in full, and no related obligations remain outstanding.

On February 7, 2008, $20,000 was paid to our President as a consultancy fee for services rendered in relation to the preparation of the registration statement on Form S-1 and work towards obtaining a market listing for the shares of our common stock.  No written agreement was entered into between our company and our president for such consulting services.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Caribbean Villa Catering Corporation. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PROSPECTUS

520,000 Shares of Common Stock

TABLE OF CONTENTS

Page
Prospectus Summary
Selected Consolidated Financial Data
Risk Factors
Cautionary Statements Regarding
Forward-Looking Information
Market for Common Equity and Related
Stockholder Matters
Capitalization
Use of Proceeds
Management's Discussion and
Analysis or Plan of Operation
Our Business
Management
Certain Relationships and
Related Transactions
Principal Shareholders
Description of Securities
Selling Security Holders
Plan of Distribution
Legal Matters
Experts
Where You Can Find Additional
Information
Financial Statements	F-1

______________ , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance And Distribution.

The following table sets forth the expenses payable in connection with the registration of the common stock described in the Registration Statement. All such expenses are estimates except for the SEC registration fee. These expenses will be borne by the Registrant.

Item	Company Expense
SEC registration fee	$ 5.11
Printing and engraving expenses	1,000
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Miscellaneous	1,000
Total	$ 27,005.11

Item 14.  Indemnification of Directors and Officers.

The Nevada Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if

(a)

the officer or director conducted himself or herself in good faith;

(b)

his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c)

in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.  We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by us in the successful defense of any action, suit or proceeding, is asserted, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. We will be governed by the final adjudication of this issue.

Item 15.  Recent Sales of Unregistered Securities.

The purchasers in each of the following transactions were provided access to business and financial information about us and were provided an opportunity to ask questions of our officers and directors concerning the terms of their investment and our business and financial condition. Each purchaser represented that it was acquiring the securities for investment purposes and not for distribution except as permitted under applicable securities laws. The certificates issued in each of the following transactions bears a legend restricting transferability of the securities absent registration under the Securities Act or the availability of an applicable exemption from registration. No placement agent was involved in the transactions and no commissions or similar remuneration was paid. The issuance of our securities in each of the following transactions was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and the rules and regulations thereunder, including Regulation S.

Issuance of Shares of Common Stock to Founders.

In September 2007 and October 2007, we issued to the founders of our company an aggregate of 900,000 shares of common stock for the consideration of $0.025 per shares or an aggregate of $22,500. The recipients were accredited investors and the securities were issued under an exemption from registration provided by Section 4(2) of the Securities Act.

Sale of Shares of Common Stock

From November 2007 to December 2007, we completed a private placement of 340,000 shares of common stock, at a purchase price of $.25 per share, to 32 investors.  We received net proceeds of $85,000 in connection with this transaction.

Item 16.  Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation dated March 9, 2007*
3.2	Bylaws*
5.1	Opinion and Consent of Schneider Weinberger & Beilly LLP (includes Exhibit 23.2)
10.1	Form of Subscription Agreement relating to the sale of common stock in a private placement offering in November/December 2007*
14.1	Code of Business Conducts and Ethics*
21.1	Subsidiaries of the registrant*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Schneider Weinberger & Beilly LLP (included as part of Exhibit 5.1)*

*  Filed herewith

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sosua, Dominican Republic, on June 20, 2008.

CARIBBEAN VILLA CATERING CORPORATION

By:	/s/ Robert Seeley
Robert Seeley
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Seeley Robert Seeley	President (Principal Executive Officer), Secretary and Director	June 20, 2008

/s/ Virgilio Santana Ripoll Virgilio Santana Ripoll	Treasurer, Chief Financial Officer (Principal Accounting Officer), Chief Accounting Officer and Director	June 20, 2008

/s/ Stuart Wayne Jones Stuart Wayne Jones	Director	June 20, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation dated March 9, 2007*
3.2	Bylaws*
5.1	Opinion and Consent of Schneider Weinberger & Beilly LLP (includes Exhibit 23.2)
10.1	Form of Subscription Agreement relating to the sale of common stock in a private placement offering in November/December 2007*
14.1	Code of Business Conducts and Ethics*
21.1	Subsidiaries of the registrant*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Schneider Weinberger & Beilly LLP (included as part of Exhibit 5.1)*

*  Filed herewith